Exhibit 99.3

SILGAN HOLDINGS INC.

Offer to Exchange

$600,000,000 Aggregate Principal Amount of 4 1⁄8% Senior Notes due 2028

That Have Been Registered Under the Securities Act of 1933

for All Outstanding

$600,000,000 Aggregate Principal Amount of 4 1⁄8% Senior Notes due 2028

(issued under Regulation S CUSIP U82239 AK7 and Rule 144A CUSIP 827048 AV1)

That Have Not Been Registered Under the Securities Act of 1933

Pursuant to the Prospectus, dated             , 2020

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Silgan Holdings Inc. (the “Company”) is offering, upon the terms and subject to the conditions set forth in the prospectus dated             , 2020 (the “Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) its 4 1⁄8% Senior Notes due 2028, which have been registered under the Securities Act of 1933, as amended, for an equal aggregate principal amount of the Company’s issued and outstanding 4 1⁄8% Senior Notes due 2028 (the “Outstanding Notes”). The Exchange Offer is being made in order to satisfy certain obligations contained in Registration Rights Agreements, dated November 12, 2019 and February 26, 2020, among the Company, as issuer, and the initial purchasers of the Outstanding Notes.

We are requesting that you contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information and for forwarding to clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names, we are enclosing the following documents:

1. The Prospectus dated             , 2020;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Outstanding Notes are not immediately available or time will not permit all required documents to reach the Dollar Exchange Agent prior to the Expiration Date (as defined below) or if the procedures for book-entry transfer cannot be completed on a timely basis;

4. A form of letter which may be sent to your clients for whose account you hold Outstanding Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

5. Return envelopes addressed to U.S. Bank National Association, the Dollar Exchange Agent for the Exchange Offer.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON                     , UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”). OUTSTANDING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Dollar Exchange Agent and certificates representing the Outstanding Notes should be delivered to the Dollar Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If a registered holder of Outstanding Notes desires to tender Outstanding Notes, but such Outstanding Notes are not immediately available, or time will not permit such holder’s Outstanding Notes or other required documents to reach the Dollar Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus in the section “The Exchange Offer—Guaranteed Delivery Procedures.”

The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Outstanding Notes held by them as a nominee or in a fiduciary capacity. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer, except as set forth in Instruction 7 of the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to U.S. Bank National Association, the Dollar Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
	Name:	Frank W. Hogan, III
	Title:	Senior Vice President, General Counsel and Secretary

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE DOLLAR EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures